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                                                                    Exhibit 23.1


                       Consent of Independent Accountants


        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-42156, 333-39109, 333-58207, 333-78905,
333-79037, 333-86661, 333-42152 and 333-95017) of 3dfx Interactive, Inc. of our
report dated March 27, 2001, except as to Note 1 and Note 10, which are as of April 26, 2001, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 27, 2001, relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
May 15, 2001